Exhibit 3.304

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF OCEAN SHOWBOAT, INC.

To the Secretary of state of the State of New Jersey.

This is to certify that pursuant to N.J.S.A. 14A:9-4(3) and N.J.S.A. 14A:7-15.1(4), the Certificate of Incorporation of Ocean Showboat Inc., a New Jersey corporation, is amended as follows:

(a)	The name of the corporation is Ocean Showboat Inc.;

(b)	the Certificate of Incorporation of Ocean Showboat Inc.

is hereby amended to delete all of article Third and to insert in its place the following:

Third: The amount of the total authorized capital stock of the corporation is One Hundred Million Dollars (100,000,000) consisting of One Hundred Million (100,000,000) shares of the par value of One Dollar ($1) per share. All of the said shares shall be of one class, without series or other distinction, and shall be distinction, and shall be designated as “Common Stock”. The total number of 2500 shares of the Corporation issued and outstanding as of December 1, 1986, shall be increased to Ten Million (10,000,000) shares by reissuing to each shareholder as of December 1, 1986, 4000 shares in exchange for each share previously issued to each shareholder.

(d)	The number of shares entitled to vote thereon was 2500.

(e)	The number of shares voted for such amendment was 2500 and the number against was 0.

(f)	The amendment is intended to provide for an exchange and cancellation of issued shares to be accomplished by cancellation of certificates held as of December 1, 1986, and reissuance to shareholders of new certificates reflecting 4000 shares for each share cancelled.

(g)	Pursuant to N.J.S.A. 14A:7-15.1(4); the class or series

subject to division is the common stock of the Corporation, of which there were 2500 shares issued and outstanding as of December 1, 1986. The above recited amendment to the Certificate of Incorporation divided said 2500 shares into 10,000,000 shares of common stock.

WHEREFORE, this Certificate of Amendment has been executed and sealed by the duly authorized officers of Ocean Showboat Inc. this first day of December, 1986.

OCEAN SHOWBOAT, INC.

by:	/s/ Frank A. Modica
Frank A. Modica, President

Attest:

/s/ Thomas C. Bonner
Thomas C. Bonner,. Assistant Secretary

CONSENT RESOLUTIONS

OF THE BOARD OF DIRECTORS

OF OCEAN SHOWBOAT INC.

Consent of Directors

The undersigned, being all of the Directors of Ocean Showboat Inc., a New Jersey corporation, do hereby consent pursuant to the provisions of the New Jersey Business Corporation Act, as amended, to the following due and proper actions by the Board of Directors of the Corporation:

RESOLVED, that the Certificate of Incorporation of Ocean Showboat Inc. is hereby amended to delete all of article Third and to insert in its place the following:

Third:     The amount of the total authorized capital stock of the Corporation is One Hundred Million Dollars ($100,000,000) consisting of One Hundred Million (100,000,000) shares of the par value of One Dollar ($1) per share. All of the said shares shall be of one class, without series or other distinction, and shall be designated as “Common Stock.” The total number of 2500 shares of the Corporation issued and outstanding as of December 1, 1986, shall be increased to Ten Million (100,000,000) shares by reissuing to each shareholder as of December 1, 1986, 4000 shares in exchange for each share previously issued to each shareholder.

FURTHER RESOLVED, that the proper officers of the Corporation are authorized and directed to cancel existing shares and reissue to the record owner in place thereof 4000 shares for each share cancelled.

In witness whereof, the undersigned have hereunto set their hands and seal of the Corporation on this first day of December, 1986.

/s/ Jospeh H. Kelley	/s/ Frank A. Modica
Jospeh H. Kelley, Director	Frank A. Modica, Director

/s/ J. Kell Houssels	/s/ H. Gregory Nasky
J. Kell Houssels	H. Gregory Nasky, Esq.

CONSENT RESOLUTIONS OF THE SHAREHOLDERS

OF

OCEAN SHOWBOAT, INC.

Consent of Shareholders

The undersigned being all of the Shareholders of Ocean Showboat, Inc., a New Jersey corporation, do hereby consent pursuant to the provision of the New Jersey Business Corporation Act, as amended, to the following due and proper actions by the Shareholders of the Corporation:

RESOLVED, that the Certificate of Incorporation of Ocean Showboat Inc. is hereby amended to delete all of article Third and to insert in its place the following:

Third: the amount of the total authorized capital stock of the corporation is One Hundred Million Dollars ($100,000,000) consisting of One Hundred Million (100,000,000) shares of the par value of One Dollar ($1) per share. All of the said shares shall be of one class, without series or other distinction, and shall be designated as “Common Stock”. The total number of 2500 shares of the Corporation issued and outstanding as of December 1, 1986, shall be increased to Ten Million (10,000,000) shares by reissuing to each shareholder as of December 1, 1986, 4000 shares in exchange for each share previously issued to each shareholder.

FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to cancel existing shares and reissue to the record owner in place thereof 4000 shares for each share cancelled.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this first day of December, 1986.

/s/ Frank A. Modica	/s/ Rudolph Mazzonelli
Frank A. Modica	Rudolph Mazzonelli

/s/ J. Kell Houssels III	/s/ Robert McDonald
J. Kell Houssels III	Robert McDonald

/s/ Albert Hoff	/s/ Thomas G. Adams
Albert Hoff	Thomas G. Adams

/s/ Thomas C. Bonner	/s/ Bruce Einhorn
Thomas C. Bonner	Bruce Einhorn

/s/ G. Clifford Taylor
G. Clifford Taylor

/s/ Randall Miller
Randall Miller

/s/ William J. Downey
William J. Downey

/s/ Joseph Spinnato
Joseph Spinnato

/s/ Ronald W. Block
Ronald W. Block

/s/ Donnie R. Davidson
Donnie R. Davidson

/s/ H. Gregory Nasky, Esq.
H. Gregory Nasky, Esq.

SHOWBOAT INC.

BY:	Illegible
PRESIDENT

Attest:	Illegible
SECRETARY

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF

INCORPORATION OF OCEAN SHOWBOAT, INC.

To the Secretary of State

of the State of New Jersey:

This is to certify that pursuant to N.J.S.A. 14A:9-4 (3), the Certificate of Incorporation of Ocean Showboat, Inc., a New Jersey corporation is amended as follow:

(a)	The name of the corporation is Ocean Showboat, Inc.;

(b)	The Certificate of Incorporation of Ocean Showboat, Inc. is hereby amended to delete all of Article Second and to insert in its place the following:

Second: The purposes for which this Corporation is organized are:

A. The Corporation is organized for the purpose of engaging in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, N.J.S.A. 14A:1-1 et seq.

B. There are hereby incorporated into these Articles of Incorporations all provisions required by the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq. To the extent that any provisions of these Articles of Incorporation may be inconsistent with the provisions of the New Jersey Casino Control Act, the provisions of the New Jersey Casino Control Act shall supersede the provisions of these Articles of Incorporation.

C. The New Jersey Casino Control Commission shall have the right of prior approval with regard to transfers of any non-publicly traded securities, shares and other interests of this Corporation, be they debt or equity. Any publicly traded securities, shares and other interests in this Corporation, be they debt or equity, shall be held subject to the condition that if a holder thereof is found to be disqualified by the New Jersey Casino Control Commission pursuant to the provisions of the New Jersey Casino Control Act, any such holder shall dispose of his or her interest in the Corporation.

D. In the event that the New Jersey Casino Control Commission disapproves a transfer of any non-publicly traded security, share or other interest in the Corporation in accordance with the provisions of the New Jersey Casino Control Act, the Corporation shall have the right to repurchase at the market price or the purchase price, whichever is lesser, such security, share or other interest in the Corporation, in accordance with Section 82 (d) (8) of the New Jersey Casino Control Act.

(c)	The number of shares entitled to vote thereon was 2500;

(d)	The number of shares voted for such amendment was 2500 and the number against was 0;

(e)	The amendment is intended to bring the Articles of Incorporation of Ocean Showboat, Inc. into compliance with N.J.S.A. 5:12-82, as Ocean Showboat, Inc. is a holding company of Atlantic City Showboat, Inc., a corporation which is licensed to operate a casino pursuant to the New Jersey Casino Control Act (N.J.S.A. 5:12-1 et seq.).

WHEREFORE, this Certificate of Amendment has been executed and sealed by the duly authorized officers of Ocean Showboat, Inc. this 31st day of March, 1987.

ATTEST:		OCEAN SHOWBOAT, INC.

/s/ Thomas C. Bonner	By:	/s/ Frank A. Modica
Thomas C. Bonner Asst. Secretary		Frank A. Modica, President

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION OF

OCEAN SHOWBOAT INC.

Pursuant to the provisions of N.J.S.A. 14A:9-2 and 9-4, the New Jersey Business Corporation Act, Ocean Showboat, Inc. adopts this Certificate of Amendment to its, Certificate of Incorporation, to incorporate into the certificate of Incorporation certain provisions permitted by the New Jersey Business Corporation Act, N.J.S.A. 14A:1-1 et seq.

1.	Name. The name of the corporation is Ocean Showboat, Inc.

2.	Date of Adoption; Amendment. On April 26, 1988, pursuant to the unanimous vote of shareholders present at the corporation’s Annual Meeting of Shareholders (being a quorum pursuant to the corporation’s by-laws) duly adopted an amendment to the Certificate of Incorporation of Ocean Showboat, Inc. as follows:

(a)	Paragraph Ninth of the Certificate of Incorporation is added as follows:

Ninth:

Pursuant to the provisions of N.J.S.A. 14A:2-7 (3), no director shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders; provided, however, that this Article shall not relieve a director from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the corporation or its shareholders (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

3.	Number of Shares. The number of shares of the corporation outstanding at the time of adoption of the foregoing amendment and entitled to vote thereon was 9,971,200.

4.	Adoption. The number of shares voted for said amendment was 9,883,000 and the number voted against was 0.

5.	Effective Date of Amendment. This amendment is to become effective upon filing in the office of the Secretary of State of the State of New Jersey.

IT WITNESS WHEREOF, the President and Assistant Secretary of Ocean Showboat, Inc. have executed this Certificate and caused the corporate seal to be affixed hereto the 16th day of June, 1998

ATTEST:	OCEAN SHOWBOAT, INC.

/s/ Thomas C. Bonner	By:	/s/ Frank A. Modica
Thomas C. Bonner,		Frank A. Modica, President
Assistant Secretary

New Jersey Division of Revenue

Certificate of Merger/Consolidation

(Profit Corporations)

This form may be used to record the merger or consolidation of a corporation with or into another business entity or entities, pursuant to NISA 14A. Applicants must insure strict compliance with the requirements of State law and insure that all filing requirements are met. This form is intended to simplify filing with the State Treasurer. Applicants are advised to seek out private legal advice before submitting filings to the Department of the Treasury, Division of Revenue’s office.

1.	Type of Filing (check one): ☒ Merger ☐ Consolidation

2.	Name of Surviving Business Entity (Ocean Showboat, Inc.)

3.	Name(s)/Jurisdictions(s) of All Participating Business Entities including Surviving Entity:

Name	Jurisdiction	Identification # Assigned by Treasurer (if applicable)
Showboat Land Company	Nevada	N/A
Ocean Showboat, Inc.	New Jersey	0100204907

4.	Date Merger/Consolidation adopted: 1/25/2008

5.	Voting: (all corporations involved; attach additional sheets if necessary)

a. Corp. Name Showboat Land Company	Outstanding Shares

If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For,	Voting Against	; OR

Merger/consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check)  ☒.

b. Corp. Name Ocean Showboat. Inc.	Outstanding Shares 2,500

If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For 2,500	Voting Against 0	;OR

Merger/consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check)  ☒.

c. Corp. Name	Outstanding Shares
If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For	Voting Against	;OR

Merger/consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check)  ☐.

6.	Service of Process Address (For use if the surviving business entity is not authorized or registered by the State Treasurer:

The surviving business entity agrees that it may be served with process in this State in any action, suit or proceeding for the enforcement of any obligation of any domestic or foreign corporation, previously amenable to suit in this State, which is a party to this merger/consolidation, and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation against the surviving corporation.

The Treasurer is hereby appointed as agent to accept service of process in any such action, suit, or proceeding which shall be forwarded to the surviving business entity at the Service of Process address stated above.

The Surviving Business Entity also agrees that it will promptly pay to the dissenting shareholders of any such domestic corporation the amount, if any, to which they may be entitled under the provisions of Title 14A.

Certificate of Merger/Consolidation

UMC-2

7.	Effective Date (see inst.): 1/28/2008

Signature	Name	Title	Date
/s/ Charles L. Atwood	Charles L. Atwood	Sr. Vice President and Treasurer	1/25/2008
/s/ Charles L. Atwood	Charles L. Atwood	Sr. Vice President	1/25/2008

**	Remember to attach: 1) the plan of merger or consolidation; and 2) if the surviving or resulting business is not a registered or authorized domestic or foreign corporation, a Tax Clearance Certificate for each participating corporation.

NJ Division of Revenue, PO Box 308, Trenton NJ 08646

New Jersey Division of Revenue

Certificate of Merger/Consolidation

(Profit Corporations)

This form may be used to record the merger or consolidation of a corporation with or into another business entity or entities, pursuant to NJSA 14A. Applicants must insure strict compliance with the requirements of State law and insure that all filing requirements are met. This form is intended to simplify filing with the State Treasurer. Applicants are advised to seek out private legal advice before submitting filings to the Department of the Treasury, Division of Revenue’s office.

1.	Type of Filing (check one). ☒ Merger ☐ Consolidation

2.	Name of Surviving Business Entity: (Ocean Showboat, Inc. )

3.	Name(s)/Jurisdiction(s) of All Participating Business Entities including Surviving Entity:

Name	Jurisdiction	Identification # Assigned by Treasurer (if applicable)
Showboat Operating Company	Nevada	0100578563
Ocean Showboat, Inc.	New Jersey	0100204907

4.	Date Merger/Consolidation adopted: 1/25/2008

5.	Voting; (all corporations involved; attach additional sheets if neccessary)

a. Corp. Name Showboat Operating Company	Outstanding Shares

If applicable; act forth the number and designation of any class or series of shares entitled to vote.

Voting For	Voting Against	; OR

Merger/consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check). ☒

b. Corp. Name Ocean Showboat Inc.	Outstanding Shares 2,500

If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For	Voting Against	; OR

Merger/consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check).☒

c Corp. Name	Outstanding Shares

If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For	Voting Against	; OR

Merger/consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check)☐.

6.	Service of Process Address (For use if the surviving business entity is not authorized or registered by the State Treasurer;

The surviving business entity agrees that it may be served with process in this State in any action, suit or proceeding for the enforcement of any obligation of any domestic or foreign corporation, previously amenable to suit in this State, which is a party to this merger/consolidation, and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation against the surviving corporation.

The Treasurer is hereby appointed as agent to accept service of process in any such action, suit, or proceeding which shall be forwarded to the surviving business entity at the Service of Process address stared above.

The Surviving Business Entity also agrees that it will promptly pay to the dissenting shareholders of any such domestic corporation the amount, if any, to which they may be entitled under the provisions of Title 14A.

Certificate of Merger/Consolidation

UMC-2

7.	Effective Date (see inst.): 1/28/2008

Signature	Name	Title	Date
/s/ Charles L. Atwood	Charles L. Atwood	Sr. Vice President and Treasurer	1/25/2008

/s/ Charles L. Atwood	Charles L. Atwood	Sr. Vice President	1/25/2008

**	Remember to attach: 1) the plan of merger or consolidation; and 2) if the surviving or resulting business is not a registered or authorized domestic or foreign corporation, a Tax Clearance Certificate for each participating corporation.

NJ Division of Revenue, PO Box 308, Trenton NJ 08646